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                                                                    Exhibit 23.6

                      [LEGACY SECURITIES CORP. LETTERHEAD]


                                                                    May 21, 1999

Mr. Drew Edwards
Chief Executive Officer
Towne Services, Inc.
3295 River Exchange Drive
Suite 350
Norcross, GA 30092

Mr. Edwards:

We hereby consent to the inclusion in the Registration Statement of Towne Services, Inc. ("TSI") relating to the proposed merger of Forseon Corporation with and into a wholly owned subsidiary of TSI of our opinion letter appearing as Appendix D to the Proxy Statements/Prospectus which is part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Yours very truly,



                                   /s/ Legacy Securities Corp.

                                   Legacy Securities Corp.